                                    EXHIBIT D

                                     NOTICE

            This form is intended to assist state nonmember banks and savings banks with state publication requirements. It has not been approved by any state banking authorities. Refer to your appropriate state banking authorities for your state publication requirements.

R E P O R T   O F   C O N D I T I O N

Consolidating domestic subsidiaries of the

      WILMINGTON TRUST COMPANY               of     WILMINGTON
-------------------------------------------       --------------
            Name of Bank                               City

in the State of DELAWARE, at the close of business on September 30, 2001.

                                                                                               Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
                                    Noninterest-bearing balances and currency and coins.....................274,398
                                                 Interest-bearing balances......................................  0
Held-to-maturity securities................................................................................. 15,956
Available-for-sale securities.............................................................................1,177,116
Federal funds sold and securities purchased under agreements to resell......................................453,981

Loans and lease financing receivables:

                         Loans and leases, net of unearned income.............  4,879,670
                         LESS:  Allowance for loan and lease losses...........     73,439
                          LESS:  Allocated transfer risk reserve..............          0
                       Loans and leases, net of unearned income, allowance, and reserve...................4,806,231
Assets held in trading accounts...................................................................................0
Premises and fixed assets (including capitalized leases)....................................................133,431
Other real estate owned......................................................................................   668
Investments in unconsolidated subsidiaries and associated companies...........................................1,605
Customers' liability to this bank on acceptances outstanding......................................................0

Intangible assets:

                                                    a.  Goodwill............................................... 217
                                             b.  Other intangible assets..................................... 4,230
Other assets............................................................................................... 161,671
Total assets..............................................................................................7,029,504

                                                          CONTINUED ON NEXT PAGE


LIABILITIES
Deposits:
In domestic offices.......................................................................................5,443,431
                                  Noninterest-bearing .................  1,067,087
                                  Interest-bearing.....................  4,376,344
Federal funds purchased and Securities sold under agreements to repurchase................................. 549,060
Trading liabilities (from Schedule RC-D)..........................................................................0
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases:..............390,810
Bank's liability on acceptances executed and outstanding..........................................................0
Subordinated notes and debentures.................................................................................0
Other liabilities (from Schedule RC-G)..................................................................... 108,356
Total liabilities.........................................................................................6,491,657

EQUITY CAPITAL

Perpetual preferred stock and related surplus.....................................................................0
Common Stock....................................................................................................500
Surplus (exclude all surplus related to preferred stock).....................................................62,118
a.  Retained earnings.......................................................................................459,554
b.  Accumulated other comprehensive income.................................................................. 15,675
Total equity capital........................................................................................537,847
Total liabilities, limited-life preferred stock, and equity capital.......................................7,029,504

                                      -13-